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                                                                                                EXHIBIT 11


                               CABOT CORPORATION AND CONSOLIDATED SUBSIDIARIES

                            STATEMENT REGARDING COMPUTATION OF PER SHARE EARNINGS
                                For the three month period ended June 30, 1995
                                   (In thousands, except per share amounts)


                                                                              Primary       Fully Diluted
                                                                              -------       ------------
   Shares of common stock outstanding at April 1, 1995,
            less treasury stock                                               38,139              38,139

   Plus net weighted shares of treasury stock purchased                          (34)                (34)

   Plus common stock equivalents:

            Effect of convertible preferred stock conversion                       -               3,079
            Effect of equity incentive awards                                    885               1,004
                                                                           ---------           ---------

   Weighted average shares outstanding                                        38,990              42,188
                                                                           =========           =========

   Income applicable to common shares                                      $  46,139           $  46,139

   Dividends on preferred stock                                                    -                 886

   Preferred stock conversion compensation shortfall                               -                (599)
                                                                           ---------           ---------
   Earnings applicable to common shares                                    $  46,139           $  46,426
                                                                           =========           =========

   Earnings per common share                                               $    1.18           $    1.10
                                                                           =========           =========
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                                                                                              EXHIBIT 11



                               CABOT CORPORATION AND CONSOLIDATED SUBSIDIARIES

                             STATEMENT REGARDING COMPUTATION OF PER SHARE EARNINGS
                                For the nine month period ended June 30, 1995
                                    (In thousands, except per share amounts)


                                                                             Primary       Fully Diluted
                                                                             -------       -------------
   Shares of common stock outstanding at October 1, 1994,
            less treasury stock                                               37,991              37,991

   Plus net weighted shares of treasury stock issued                              81                  81

   Plus common stock equivalents:

            Effect of convertible preferred stock conversion                       -               3,079
            Effect of equity incentive awards                                    767               1,004
                                                                          ----------          ----------

   Weighted average shares outstanding                                        38,839              42,155
                                                                          ==========          ==========

   Income applicable to common shares                                     $  124,647          $  124,647

   Dividends on preferred stock                                                    -               2,665

   Preferred stock conversion compensation shortfall                               -              (1,796)
                                                                          ----------          ----------
   Earnings applicable to common shares                                   $  124,647          $  125,516
                                                                          ==========          ==========

   Earnings per common share                                              $     3.21          $     2.98
                                                                          ==========          ==========
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